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                                                                    Exhibit 10.9


                                  REIMBURSEMENT

                                       AND

                               SECURITY AGREEMENT

         THIS AGREEMENT, dated as of December 22, 1999, by BIOSPHERE MEDICAL, INC., a Delaware corporation (the "Company"), to SEPRACOR, INC. (the "Secured Party").

                               W I T N E S S E T H

         WHEREAS, BIOSPHERE MEDICAL, INC, a Delaware corporation (the "Company"), and the Secured Party have entered into a Second Amended and Restated Revolving Credit Agreement with Fleet National Bank dated as of the date hereof (as amended from time to time, the "Credit Agreement") pursuant to which the Secured Party has agreed, subject to the terms and conditions set forth therein, to guaranty certain revolving loans to the Company (collectively, the "BioSphere Loans") in accordance with the Guaranty Agreement by Sepracor Inc. to Fleet National Bank, of even date (the "Guaranty Agreement"), such BioSphere Loans to be evidenced by the Company's Promissory Note in the original principal amount of $2,000,000 payable to the order of the Fleet National Bank (as amended or supplemented from time to time, the "Note"); and

         WHEREAS, the Guaranty Agreement will be beneficial to Biosphere; and

         WHEREAS, the obligation of the Secured Party to guaranty the BioSphere Loans is subject to the condition, among others, that the Company shall execute and deliver this Reimbursement and Security Agreement;

         NOW, THEREFORE, in consideration of the willingness of the Secured Party to guaranty the BioSphere Loans to Fleet National Bank, and for other good and valuable consideration, receipt of which is hereby acknowledged by the Company, the Company hereby agrees as follows:

         1. GRANT OF SECURITY INTEREST. As security for the prompt and complete payment and performance when due of all the Secured Obligations (as defined below), Company hereby pledges, assigns, transfers and grants to Secured Party, a continuing first priority security interest in and to all the following property (collectively, the "Pledged Collateral"): all of the right, title and interest of the Company in, to and under all machinery, equipment, inventory, all accounts, accounts receivable, contract rights, chattel paper, documents, all investment property, securities, security accounts and investment in joint ventures (excluding, in each case, the Company's equity interest in BioSphere Medical France, S.A. (the "French Stock")), all general intangibles, including all royalties and license fees payable to the Company, and including without limitation, all patents, patent applications, copyrights, copyright applications, trademarks, trademark applications, and all goodwill associated therewith, each as it now exists or is


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                  hereafter acquired from time to time, and all amounts from time to time payable under or in connection with any of the Pledged Collateral, and all products and proceeds of the foregoing. This grant covers only the property of the Company and not that of any other entity.

         2. OBLIGATION TO REIMBURSE; SECURED OBLIGATIONS. The Company hereby agrees that, subject to the provisions of the Guaranty Agreement, it shall immediately reimburse the Secured Party for any and all amounts paid to Fleet National Bank by Secured Party under the Guaranty Agreement (such reimbursement obligation being referred to herein as the "Secured Obligations").

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS. Company represents, warrants and covenants as follows:

         (a) NO LIENS. Company is, as of the date hereof, and, as to Pledged Collateral acquired by it from time to time after the date hereof Company will be, the owner of all Pledged Collateral and all French Stock free from any lien or other right, title or interest of any person, and Company shall defend the Pledged Collateral and the French Stock against all claims and demands of all persons at any time claiming any interest therein adverse to Secured Party. Company shall not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) relating to the Pledged Collateral or the French Stock, except financing statements filed or to be filed in respect of and covering the security interest granted hereby by Company.

         (b) AUTHORIZATION, ENFORCEABILITY. Company has full corporate power, authority and legal right to pledge and grant a security interest in all the Pledged Collateral pursuant to this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms.

         4.       PROVISIONS CONCERNING ALL PLEDGED COLLATERAL AND OTHER ASSETS.

         (a) Company shall, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to Secured Party from time to time such lists and descriptions of the Pledged Collateral, financing statements, powers of attorney and other assurances or instruments and take such further steps relating to the Pledged Collateral and other property or rights covered by this Agreement or the security interest hereby granted (including, without limitation, rights in connection with the French Stock), which Secured Party reasonably deems appropriate or advisable to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral (and any subsequent security interest in the French Stock) and to perfect, preserve or protect the security interests in the Pledged Collateral (and any subsequent security interest in the French Stock) created by this Agreement or otherwise.


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         (b)      Company agrees that it will not, except as otherwise expressly permitted by the Credit Agreement (i) sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or the French Stock, other than sales of inventory in the ordinary course of business or (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral or the French Stock, other than the lien and security interest granted to Secured Party under this Agreement or as may be required by the Credit Agreement.

         5.       REMEDIES.

         (a) OBTAINING THE PLEDGED COLLATERAL UPON EVENT OF DEFAULT. If any event of default shall have occurred and be continuing after any applicable cure period, including without limitation a breach by the Company of any of its obligations hereunder ("Event of Default") then and in every such case, the Secured Party may, at any time or from time to time during the continuance of such Event of Default exercise all rights and remedies of a secured party under the Uniform Commercial Code and may, personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from Company or any other person who then has possession of any part thereof with or without notice or process of law.

         (b) WAIVER OF CLAIMS. Company hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection Secured Party's taking possession of the Pledged Collateral, to the extent permitted by applicable law.

         (c) PLEDGE OF FRENCH STOCK. Upon the earlier to occur of (i) an Event of Default hereunder, and (ii) the occurrence of a default, and the continuance thereof beyond any applicable cure period, under any agreement with respect to indebtedness for borrowed money (other than purchase money financing and capital leases) to which the Company is a party, including, without limitation, the Credit Agreement, the Company shall immediately pledge to the Secured Party, and grant to the Secured Party a security interest in, the French Stock, and take all actions and execute all documents necessary, at the expense of the Company, to create and perfect the Secured Party's interest in such French Stock.

         6. APPLICATION OF PROCEEDS. The proceeds of any Pledged Collateral obtained pursuant to the exercise of any remedy set forth in Section 5 shall be applied promptly by Secured Party

                  (i) FIRST, to the payment of all costs and expenses made or incurred by the Secured Party in connection with the enforcement of the Company's obligations hereunder and the exercise of the Secured Party's rights and remedies;

                  (ii) SECOND, to the indefeasible payment in full in cash of the unpaid Secured Obligations, and

                  (iii) THIRD, to Company, or its successors or assigns, or to whomsoever may be


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                           lawfully entitled to receive the same or as a court
                           of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         7. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Company hereby appoints Secured Party its attorney-in-fact with an interest, with full authority in the place and stead of Company and in the name of Company, or otherwise, from time to time in Secured Party's discretion, to take any action and to execute any instrument consistent with terms of this Agreement and the Credit Agreement which the Secured Party may deem necessary or advisable to accomplish the purposes of this agreement. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Company hereby ratifies all that such attorney shall lawfully do or cause to do be done by virtue hereof.

         8. TERMINATION; RELEASE. When (i) all the Secured Party's obligations under the Guaranty have been released and terminated AND (ii) all the Secured Obligations have been indefeasibly paid in full and have been terminated, this Agreement shall terminate, and the Secured Party shall promptly release all liens existing in connection herewith.

         9. GOVERNING LAW. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.


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IN WITNESS WHEREOF, the Company has executed this Agreement as a sealed instrument as of the date first above written.

                                   BIOSPHERE MEDICAL, INC.

                                   By: /s/ Robert M. Palladino
                                      ----------------------------------
                                        Name:  Robert M. Palladino
                                        Title: Vice President & Chief
                                        Financial Officer




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